EXHIBIT 4.9
                                EIGHTH AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT

         Eighth Amendment to Revolving Credit Agreement dated as of May 30, 1996 (the "Eighth Amendment"), by and among SPECIALTY RETAILERS, INC., a Delaware corporation ("SRI"), PALAIS ROYAL, INC., a Texas corporation (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on
SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "Agent"), amending certain provision of the Revolving Credit Agreement dated as of January 28, 1994 (as amended and in effect from time to time, the "Credit Agreement") by and among SRI, the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, SRI, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Eighth Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SS.1. AMENDMENT TOSS.1 OF THE CREDIT AGREEMENT. Section 1 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "Consolidated Operating Cash Flow" is hereby amended by inserting immediately after the words "the Acquisition" a comma and the words "the Kline Acquisition, the Mammoth Acquisition and the Szolds Acquisition".

         (b) The definition of "Receivables Purchase Agreement" is hereby amended by deleting such definition in its entirety and restating it as follows:

                  RECEIVABLES PURCHASE AGREEMENT. The Amended and Restated Receivables Purchase Agreement by and among the Borrower and the Receivables Subsidiary dated as of May 30, 1996.

         (c) By inserting the following definitions in the appropriate alphabetical order:

                  RECEIVABLES SUBSIDIARY NOTES. The promissory notes issued by the Receivables Subsidiary on May 30, 1996 in the aggregate principal amount of not more than $30,000,000, and which notes are secured by the Transferor Retained Certificates (as such term is defined in the Pooling and Servicing Agreement)

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         and/or rights in the Transferor Interest (as such term is defined in the Pooling and Servicing Agreement) and are in form and substance reasonably satisfactory to the Agent.

                  UHLMAN. Uhlmans Inc., an Ohio corporation.

                  UHLMAN ACQUISITION. The acquisition by the Borrower of 100% of the capital stock of Uhlman pursuant to the terms of the Uhlman Purchase Agreement and the subsequent merger of Uhlman with and into the Borrower, with the Borrower being the surviving entity.

                  UHLMAN PURCHASE AGREEMENT. The Securities Purchase Agreement dated May 9, 1996 between the Borrower and the other parties thereto, which agreement shall be in form and substance satisfactory to the Agent.

         SS.2. AMENDMENT TO SS.8 OF THE CREDIT AGREEMENT. Section 8 of the Credit Agreement is hereby amended by inserting at the end of ss.8.14 the following:

                  SS.8.15. USE OF PROCEEDS OF RECEIVABLES SUBSIDIARY NOTES. The Borrower will cause the Receivables Subsidiary to use 100% of the proceeds of the Receivables Subsidiary Notes (a) to repay all intercompany Indebtedness owed by the Receivables Subsidiary to the Borrower; and/or (b) to make a cash dividend to the Borrower. In addition, the Borrower shall use all such proceeds received from the Receivables Subsidiary to effect the Uhlman Acquisition, and, in the event such Uhlman Acquisition does not occur, the Borrower shall use such proceeds for working capital and general corporate purposes.

         SS.3. AMENDMENT TO SS.9 OF THE CREDIT AGREEMENT. Section 9 of the Credit Agreement is hereby amended as follows:

         (a) Section 9.1 of the Credit Agreement is hereby amended by (a) deleting the word "and" which appears at the end of ss.9.1(n); (b) deleting the period which appears at the end of ss.9.1(o) and substituting in place thereof a semicolon and the word "and"; and (c) inserting immediately after the text of ss.9.1(o) the following:

                  "(p) Indebtedness of the Receivables Subsidiary evidenced by the Receivables Subsidiary Notes."

         (b) Section 9.2 of the Credit Agreement is hereby amended by (a) deleting the word "and" which appears at the end of ss.9.2(xi); (b) deleting the period which appears at the end of ss.9.2(xii) and substituting in place thereof a semicolon and the word "and"; and (c) inserting immediately after the text of ss.9.2(xii) the following:

                  (xiii) liens in favor of the holders of the Receivables Subsidiary Notes on the Transferor Retained Certificates and the Transferor Interest (as such terms are defined in the Pooling and Servicing Agreement).

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         (c) Section 9.4 of the Credit Agreement is hereby amended by deleting the last sentence of ss.9.4 in its entirety and restating such sentence as follows:

In addition, the Borrower will not permit its Subsidiaries to, directly or indirectly, make any Distributions prior to the repayment by such Subsidiary of all intercompany indebtedness of such Subsidiary, PROVIDED, HOWEVER, so long as no Default or Event of Default has occurred or is continuing or would exist as a result thereof, the Receivables Subsidiary shall be permitted to make Distributions to the Borrower prior to the repayment of all of its intercompany indebtedness (a) in an amount not to exceed the amount of Defaulted Receivables (as defined in the Receivables Purchase Agreement) repurchased by the Borrower from the Receivables Subsidiary pursuant to the terms and conditions set forth in the Receivables Purchase Agreement and Pooling and Servicing Agreement, and provided that such Distribution is made by the end of the calendar month in which the Borrower purchased such Defaulted Receivables and (b) in an amount not to exceed 100% of the proceeds received by the Receivables Subsidiary from the issuance of the Receivables Subsidiary Notes, provided such Distribution is made by not later than June 15, 1996.

         (d) Section 9.5.1 of the Credit Agreement is hereby amended by deleting ss.9.5.1 in its entirety and restating it as follows:

                  "9.5.1. MERGERS AND ACQUISITIONS. Neither SRI nor the Borrower will become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practice or the merger of SRI and the Borrower) except the Borrower may effect the Acquisition, the Kline Acquisition, the Mammoth Acquisition, the Szolds Acquisition and the Uhlman Acquisition, PROVIDED, that (a) no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto; (b) the Borrower has provided the Agent with prior written notice of each of the Acquisition, the Kline Acquisition, the Mammoth Acquisition, the Szolds Acquisition and the Uhlman Acquisition; (c) the aggregate total consideration for (i) the Acquisition does not exceed, in the aggregate, $21,400,000, and the consideration for assets acquired in the Acquisition other than the Purchased Receivables does not exceed $5,000,000 in the aggregate; (ii) the Kline Acquisition does not exceed, in the aggregate, $200,000; (iii) the Mammoth Acquisition does not exceed, in the aggregate, $1,800,000; (iv) the Szolds Acquisition does not exceed, in the aggregate, $500,000, and (v) the Uhlman Acquisition does not exceed, in the aggregate, $30,000,000, (d) the Borrower has demonstrated to the Agent based on a PRO FORMA Compliance Certificate covenant compliance with ss.10 on a PRO FORMA basis immediately prior to and after giving effect to each of the Acquisition, the Kline Acquisition, the Mammoth Acquisition, the Szolds Acquisition and the Uhlman Acquisition on the assumption that each such acquisition occurred at the beginning of the covenant calculations period and (e) prior to giving effect the the Uhlman

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         Acquisition, the Borrower has provided the Agent with (i) a copy of the
         Uhlman Purchase Agreement; (ii) a letter from the Borrower and SRI detailing any changes to the Perfection Certificate of the Borrower or SRI as a result of the Uhlman Acquisition; (iii) evidence satisfactory to the Agent that the assets to be acquired pursuant to the Uhlman Acquisition will be acquired free and clear of any and all liens and encumbrances, which evidence shall include but not be limited to, copies of filed UCC-3 termination statements and mortgage discharges, if any; and (iv) any UCC-1 financing statements and other documents and instruments requested by the Agent in order to grant to the Agent for the benefit of the Banks and the Agent a perfected first priority security interest in the assets acquired pursuant to the Uhlman Acquisition which constitute general intangibles.

                  In the event any new Subsidiary is formed as a result of or in connection with the Acquisition, the Kline Acquisition, the Mammoth Acquisition, the Szolds Acquisition or the Uhlman Acquisition, and such Subsidiary is not immediately merged with and into the Borrower with the Borrower being the surviving entity, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Subsidiary, and such Subsidiary shall be required to execute and deliver to the Agent
         (a) a guaranty satisfactory to the Agent guaranteeing the Obligations of the Borrower to the Agent and the Banks and (b) a security agreement and such other security documents as the Agent and the Banks shall require in order to grant to the Agent for the benefit of the Agent and the Banks a first priority perfected security interest in all of such new Subsidiary's assets.

         SS.4. AMENDMENT TO ss.10 OF THE CREDIT AGREEMENT. Section 10.1 of the Credit Agreement is hereby amended by deleting the table set forth in ss.10.1 in its entirety and restating it as follows:

                           PERIOD                               RATIO

                  Fiscal quarter ending May 4, 1996           1.30:1.00

                  Fiscal quarter ending August 3, 1996
                    through November 2, 1996                  1.15:1.00

                  Fiscal quarter ending February 1, 1997      1.20:1.00

                  Each fiscal quarter thereafter              1.30:1.00

         SS.5. CONDITIONS TO EFFECTIVENESS. This Eighth Amendment shall not become effective until the Agent receives the following:

         (a) a counterpart of this Eighth Amendment executed by SRI, the Borrower, the Banks and the Agent;

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         (b) a pro forma Compliance Certificate demonstrating compliance with
ss.10 of the Credit Agreement on a pro forma basis immediately prior to and after giving effect to the Proposed Uhlman Acquisition on the assumption that such acquisition occurred at the beginning of the covenant calculation period;

         (c) a copy of the Amended and Restated Receivables Purchase Agreement, which agreement shall be in form and substance satisfactory to the Agent;

         (d) a copy of the Receivables Subsidiary Notes, which notes shall be in form and substance satisfactory to the Agent;

         (e) evidence satisfactory to the Agent that all necessary consents have been obtained to consummate the transactions contemplated by this Eighth Amendment;

         (f) corporate resolutions of each of SRI, the Borrower and the Receivables Subsidiary authorizing the transactions contemplated by this Eighth Amendment and the Receivables Subsidiary Notes;

         (g) a legal opinion of Kirkland & Ellis, counsel to SRI, the Borrower and the Receivables Subsidiary, as to authorization, execution and delivery of this Eighth Amendment, the Amended and Restated Receivables Purchase Agreement and the Receivables Purchase Notes, and an opinion that the transactions contemplated by this Eighth Amendment and by the issuance of the Receivables Subsidiary Notes (including, but not limited to the granting of a lien on certain of the assets of the Receivables Subsidiary as contemplated thereby) are permitted under the Senior Notes Indenture, the Senior Subordinated Notes Indenture, the SRI Subordinated Notes Indenture and the ARI Indenture; and

         (h) payment to the Agent for the respective accounts of the Banks of an amendment fee in the amount of $131,250.

         SS.6. CONDITIONS SUBSEQUENT. The Borrower shall, by not later than June 15, 1996 deliver to the Agent results satisfactory to the Agent of an updated title rundown on the Mortgaged Property. Failure to so comply with this ss.6 shall constitute an Event of Default under the Credit Agreement.

         SS.7. CONSENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT. Upon the effectiveness of this Eighth Amendment, the Agent consents to the Borrower entering into the Amended and Restated Receivables Purchase Agreement dated as of May 30, 1996 among the Receivables Subsidiary and the Borrower, so long as such agreement is in form and substance substantially similar to the draft of such agreement delivered to the Agent on May 17, 1996.

         SS.8. REPRESENTATIONS AND WARRANTIES. Each of SRI and the Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.7 of the Credit Agreement, PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.

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         SS.9. RATIFICATION, ETC. Except as expressly amended hereby, the Credit
Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The
Credit Agreement and this Eighth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         SS.10. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of SRI, the Borrower or any rights of the Agent or the Banks consequent thereon.

         SS.11. COUNTERPARTS. This Eighth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         SS.12. GOVERNING LAW. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

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         IN WITNESS WHEREOF, the parties hereto have executed this Eighth
Amendment as a document under seal as of the date first above written.

                                       SPECIALTY RETAILERS, INC.

                                       By:____________________________________
                                       Title:

                                       PALAIS ROYAL, INC.

                                       By:____________________________________
                                       Title:

                                       THE FIRST NATIONAL BANK OF BOSTON,
                                        individually and as Agent

                                       By:____________________________________
                                       Title:

                                       UNION BANK OF CALIFORNIA, N.A.

                                       By:____________________________________
                                       Title:

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                            RATIFICATION OF GUARANTY

         The undersigned guarantor (the "Guarantor") hereby acknowledges and consents to the foregoing Eighth Amendment as of May 30, 1996 and agrees that the Guaranty dated as of January 28, 1994, in favor of the Agent for the benefit of the Agent and the Banks, and all other Loan Documents to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

                                       SPECIALTY RETAILERS, INC.

                                       By:____________________________________
                                       Title: